EXHIBIT 16.1

August 11, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4 of Dime Community Bancshares, Inc.'s Form 8-K dated August 11, 2009, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP